UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 22, 2006
Date of Report (Date of
earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

7000 Shoreline Court, Suite 270, South San Francisco, California    94080

(Address of principal executive offices)                                                    (Zip Code)

(650) 583-3774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Market

Item 3.03.                                          Material Modification to Rights of Security Holders.

(a)                                  On September 22, 2006, the Company’s shareholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, to effect a one-for six reverse stock split, which became effective at 5:00 PM, Pacific time, on September 22, 2006.  See Item 5.03 below.

Section 5 – Corporate Governance and Management

Item 5.03.                                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)                                  At a special meeting of shareholders held on September 22, 2006, the shareholders of the Company approved an amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, to effect a one-for-six reverse stock split of all outstanding and authorized shares of the Company’s common stock.  Following the reverse split, the number of shares of common stock outstanding decreased from 136.8 million shares to 22.8 million shares.

The Company filed articles of amendment with the Washington Secretary of State effecting the one-for six reverse stock split on September 22, 2006.  The reverse stock split became effective at 5:00 P.M., Pacific time, on that date.  The Company’s common stock began trading on a post-split basis on September 25, 2006, on the Nasdaq Capital Market under the symbol “PARDD” and will resume trading under the symbol “PARD” on October 23, 2006.

The reverse stock split will affect all holders of the Company’s common stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except to the extent that the reverse split will result in any holder of Company common stock receiving cash in lieu of fractional shares.  No fractional shares will be issued in connection with the reverse stock split; shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of common stock not evenly divisible by six will be entitled, upon surrender of certificate(s) representing those shares, to a cash payment in lieu of any fraction.  The cash payment will be equal to the resulting fractional interest in one share of Company common stock to which the shareholder would otherwise be entitled multiplied by the closing sales price of the Company’s common stock on September 22, 2006 (after giving effect to the reverse split).  The ownership of a fractional interest will not give the holder any voting, dividend or other rights except to receive the cash payment just described.  The reverse split also results in adjustments to outstanding stock options, warrants, convertible preferred shares and securities reserved for issuance pursuant to the Company’s current equity plans.

The foregoing description is qualified by reference to the Company’s articles of amendment to its Amended and Restated Articles of Incorporation, as amended, filed as Exhibit 3.1 hereto and incorporated herein.  See also the press release attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                   Exhibits.

3.1                                  Amended and Restated Articles of Incorporation, as amended on September 22, 2006

99.1                            Press release dated September 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: September 26, 2006	By:	/s/ Anna L. Wight
Name: Anna L. Wight
Title: Vice President-Legal

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation, as amended September 22, 2006

99.1	Press Release dated September 22, 2006